PURCHASE AGREEMENT



1.    PARTIES.  This Purchase Agreement is made on 8-26, 2002, by  and
between  AEI  Real Estate Fund 86-A Limited Partnership,   ("Seller"),
and Thomas Graffunder,  ("Buyer").

2. OFFER/ACCEPTANCE. Buyer offers to purchase and Seller agrees to sell real property legally described as:

     Lot 1, Block 1, Bennetts Lyndale Addition, according to the plat thereof on file and of record in the office of the Hennepin County Recorder, together with certain appurtenant easements for access and parking as created by Grant of Reciprocal Easements, dated January 15, 1985 and recorded January 27, 1985 as Document No. 5075041.

located at 9200 Lyndale Avenue South, City of Bloomington, County of Hennepin, State of Minnesota, Zip Code 55420.

3. ACCEPTANCE DEADLINE. The acceptance date of this Purchase Agreement is the date it is delivered by the last party signing to the other party. This offer to purchase, unless accepted sooner, shall be void at 11:59 A.M., on [date] September 15, 2002, and in such event all earnest money shall be refunded to Buyer.

4. PERSONAL PROPERTY AND FIXTURES INCLUDED IN SALE. The following items of personal property and fixtures owned by Seller and currently located on the real property are included in this sale:

      All personal property and fixtures located at the subject premises owned by Seller, if any.

Upon delivery of the Deed, Seller shall also deliver a Warranty Bill of Sale for the above personal property. [Check the box if the following provision applies to this Purchase Agreement:] Seller shall use M.S.B.A. Real Property Form No. 90 (1997), Quit Claim Bill of Sale.

5.    PRICE AND TERMS.    The price for the real and personal property
included in this sale is Seven Hundred - Ninety thousand and no/100 Dollars ($790,000.00), which Buyer shall pay as follows:

Earnest money of $2,000.00 by check  payable to [select one:]

[x] Seller, to be deposited and held by Seller (and may be commingled with Seller's other funds) pending closing.

[ ] Seller's lawyer, to be deposited and held in the lawyer's trust account pending closing.

[ ] Seller's broker, to be deposited or held by broker according to the requirements of Minnesota Statute.

[ ]  Other  [describe  how  the  earnest  money  will   be   held]



receipt of which is hereby acknowledged and the balance of $788,000.00 by financing as shown on the (attached Financing Addendum).

6.    DEED/MARKETABLE TITLE.   Upon performance by Buyer, Seller shall
execute and deliver a Limited Warranty Deed, joined in by spouse, if any, conveying marketable title of record, subject to:

     A. Building and zoning laws, ordinances, state and federal regulations;

     B. Restrictions relating to use or improvement of the real property without effective forfeiture provisions;

     C.   Reservation of any mineral rights by the State of Minnesota;

     D. Utility ad drainage easements which do not interfere with existing improvements;

     E. Exceptions to title which constitute encumbrances, restrictions, or easements which have been disclosed to Buyer and accepted by Buyer in this Purchase Agreement [must be specified in Writing:]

          1. Subject to existing lease between Seller and Thomas Graffunder which Seller agrees to assign to Buyer or an entity designated by Buyer.

7. REAL ESTATE TAXES SPECIAL ASSESSMENTS. Real estate taxes due and payable in and for the year of closing shall be the obligation of the Buyer.

        BUYER SHALL PAY all installments of special assessments certified for payment with real estate taxes due and payable in the year of closing.

     BUYER SHALL PAY all other special assessments levied as of the date of the Purchase Agreement.

     BUYER SHALL PAY all special assessments pending as of the date of this Purchase Agreement for improvements that have been ordered by the City Council or other governmental assessing authorities. As of the date of this Purchase Agreement, Seller represents that Seller has not received a Notice of Hearing of a new public improvement project from any governmental assessing authority, the costs of which project may be assessed against the real property. If a special assessment becomes pending after the date of this Purchase Agreement and before the Date of Closing, Buyer may, at Buyer's option:

     A. Assume payment of the pending special assessment without adjustment to the purchase price of the real property; or,

     B. Require Seller to pay the pending special assessment (or escrow for payment of same as provided above) and Buyer shall pay a commensurate increase in the purchase price of the real property, which increase shall be the same as the estimated amount of the assessment; or

     C. Declare this Purchase Agreement void by notice to Seller, and earnest money shall be refunded to Buyer.

     Buyer shall pay real estate taxes due and payable in the year following closing and thereafter and any unpaid special assessments payable therewith and thereafter, the payment of which is not otherwise provided herein. Seller makes no representation concerning the amount of future real estate taxes or of future special assessments.

8. DAMAGES TO REAL PROPERTY. If the real property is substantially damaged prior to closing, this Purchase Agreement shall terminate and the earnest money shall be refunded to Buyer. If the real property is damaged materially but less than substantially prior to closing, Buyer may rescind this Purchase Agreement by notice to Seller within 21 days after Seller notifies Buyer of such damage, during which 21-day period Buyer may inspect the real property, and in the event of such rescission, the earnest money shall be refunded to Buyer.

9. SURVEY. Buyer shall have the right to perform a survey on the subject property at the Buyer's expense. Buyer reserves the right to cancel this Purchase Agreement if the results of the survey are unsatisfactory to Buyer on his sole discretion. Notice of any such cancellation shall be made in writing directed to the Seller.

10.  CONDITION OF PROPERTY.

     A. Buyer acknowledges that buyer is purchasing the property, the building, all fixtures and personal property "as is" and that Seller makes no warranties, express or implied.

     B. Seller knows of no hazardous substances or petroleum products having been placed, stored, or released from or on the real property by any person in violation of any law, nor of any underground storage tanks having been located on the real property at any time, except as follows:

                    None, except as attached

     C. Seller's warranties and representations contained in this paragraph 10 shall survive the delivery of the Deed or Contract for Deed, provided that any notice of a defect or claim of breach of warranty must be in writing and any such notice with respect to matters referred to in A., above must be given by Buyer to Seller within one year of the Date of Closing or be deemed waived.

     D. Buyer shall have the right to have inspections of the property conducted prior to closing. Unless required by local ordinance or lending regulations, Seller does not plan to have the property inspected. Other than the representations made in this paragraph 10, the property is being sold "AS IS" with no express or implied representations or warranties by Seller as to physical conditions, quality of construction, workmanship, or fitness for any particular purpose. (This paragraph is not intended to waive or limit any provisions of Minn. Stat., Chapter
          327). Buyer is aware of an underground storage tank previously removed from the property.

11. DISCLOSURE OF NOTICES. Seller has not received any notice from any governmental authority as to violation of any law, ordinance or regulation affecting the real property. If the real property is subject to restrictive covenants, Seller has not received any notice from any person as to a breach of the covenants. Seller has not received any notice from any governmental authority concerning any eminent domain, condemnation, special taxing district, or rezoning proceedings.

12. ENVIRONMENTAL INSPECTION. Buyer shall have the right to have an environmental inspection conducted on the subject premises at the Buyer's expense. Buyer reserves the right to cancel this purchase agreement if the results of the environmental inspection are unsatisfactory to Buyer in his sole discretion. Notice of any such cancellation shall be made in writing directed to the Seller.

13. POSSESSION. Seller shall deliver possession of the property not later than date of closing. All interest, fuel, oil, liquid petroleum gas, and all charges for city water, city sewer, electricity, and natural gas shall be Buyer's responsibility.

14. EXAMINATION OF TITLE. To demonstrate that Seller's title is good and marketable of record, within a reasonable time after acceptance of this Purchase Agreement, Seller shall furnish Buyer with a Commitment for Title Insurance. The choice of Title Insurance Company shall be specified by Buyer's Lender. Buyer shall pay the cost of obtaining the commitment. Buyer shall have ten (10) business days after receipt of the Commitment for Title Insurance to provide Seller with a copy of the Commitment and written objections. Buyer shall be deemed to have waived any title objections not made with the ten (10) day period above, except that this shall not operate as a waiver of Seller's covenant to deliver a statutory Warranty Deed, unless a Warranty Deed is not specified above. If Buyer obtains title insurance at Buyer's expense, Buyer is not waiving the right to obtain a good marketable title of record from Seller.

15. TITLE CORRECTIONS AND REMEDIES. Seller shall have 120 days from receipt of Buyer's written title objections to make title marketable. Upon receipt of Buyer's title objections, Seller shall, within ten (10) business days, notify Buyer of Seller's intention to make title marketable within the 120 day period. Liens or encumbrances for liquidated amounts which can be released by payment or escrow from proceeds of closing shall not delay the closing. Cure of the defects by Seller shall be at Seller's discretion. Pending correction of title, all payments required herein and the closing shall be postponed.

     A. If notice is given and Seller makes title marketable, then upon presentation to Buyer and proposed lender of documentation establishing that title has been made marketable, and if not objected to in the same time and manner as the original title objections, the closing shall take place within ten (10) business days or on the scheduled closing date, whichever is later.


     B. If notice is given and Seller proceeds in good faith to make title marketable but the 120 day period expires without title being made marketable, Buyer may declare this Purchase Agreement void by notice to Seller, neither party shall be liable for damages hereunder to the other, and earnest money shall be refunded to Buyer.

     C. If Seller does not give notice of intention to make title marketable, or if notice is given but the 120 day period expires without title being made marketable due to Seller's failure to proceed in good faith, Buyer may seek, as permitted by law, one or more of the following:

          1. Proceed to closing without waiver or merger in the Deed of the objections to title and undertake proceedings to correct the objections to title;

          2. Rescission of this Purchase Agreement by notice a provided herein, in which case the Purchase Agreement shall be null and void and all earnest money paid shall be refunded to Buyer;

     D. If title is marketable, or is made marketable as provided herein, and Buyer defaults in any of the agreements herein, Seller may elect either of the following options, as permitted by law:

          1. Cancel this contract as provided by statute and retain all payments made hereunder as liquidated damages.

16. MINNESOTA LAW. This contract shall be governed by the laws of the State of Minnesota.

17.  WELL DISCLOSURE.  [Check one of the following:]

     [x] Seller certifies that Seller does not know of any wells on the real property.

     [ ] Wells on the real property are disclosed by Seller on the attached Well Disclosure form.

18.  SEWAGE TREATMENT SYSTEM DISCLOSURE.
[Check either A or B.]

     [x]  A. To   the  best  of  Seller's  knowledge,  Seller
             certifies that sewage generated at the property goes to a facility permitted by the Minnesota Pollution Control Agency (for example, a city or municipal sewer system).

     [ ]  B. Seller  certifies that sewage  generated  at  the
             property does not go to a facility permitted by the Minnesota Pollution Control Agency and Seller's Disclosure of Individual Sewage Treatment System is attached (attach form).

[Check either C or D.]
     [x] C. Seller does not know if there is an abandoned individual sewage treatment system on the property.

     [ ]  D.  Seller   knows  that  there   are  no  abandoned
              individual sewage treatment systems on the property.


19. SELLER'S AFFIDAVIT. At closing, Seller shall supplement the warranties and representations in the Purchase Agreement by executing and delivering a Minnesota Uniform Conveyancing Blank [Form No. 116-M, 117-M] Affidavit of Seller.

20.   CLOSING.   Closing shall be at the office  of  Seller's  lawyer,
Buyer's title insurer, or at some other mutually agreeable location.

At closing, Seller and Buyer shall disclose their Social Security Numbers or Federal Tax Identification Numbers for the purposes of completing state and federal tax forms.

21.  ADDITIONAL TERMS.

     A. Buyer shall have the right to assign this contract at or prior to the closing to a corporation, l limited liability company or other business entity authorized under Minnesota Statutes owned by himself or the members of his immediate family without said assignment being a violation of the terms and conditions of this purchase agreement.

    B. Buyer agrees to pay Seller's closing costs, exclusive of Seller's Attorneys fees.


22. ADDENDA. Attached are one (1) addenda which are made a part of this Purchase Agreement.

23. TIME IS OF THE ESSENCE. Time is of the essence for all provisions of this Purchase Agreement.


Dated:



SELLER:

AEI Real Estate Fund 86-A Limited Partnership



By See Exhibit A attached
   Its





Dated:  8-26-02



BUYER: /s/ Thomas Graffunder
           Thomas Graffunder






                               Exhibit A


SELLER:

AEI Real Estate Fund 86-A Limited Partnership, a Delaware limited partnership.

By:  AEI Fund Management 86-A Inc., its corporate general partner

By:  /s/ Mark E Larson
         Mark E Larson, Chief Financial Officer

Date:  September 10, 2002









                          FINANCING ADDENDUM

This Addendum is a continuation of the PRICE AND TERMS contained in Paragraph 5 of the Purchase Agreement dated 8-26-02, 2002 by and between by and between, AEI Real Estate Fund 86-A Limited Partnership, ("Seller"), and Thomas Graffunder, ("Buyer"), for property located at or described as:

      Lot 1, Block 1, Bennetts Lyndale Addition, according to the plat thereof on file and of record in the office of the Hennepin County Recorder, together with certain appurtenant easements for access and parking as created by Grant of Reciprocal Easements, dated January 15, 1985 and recorded January 27, 1985 as Document No. 5075041.

     located  at   9200  Lyndale Avenue South,  City  of  Bloomington,
County of Hennepin, State of Minnesota, Zip Code 55420.

A.   FINANCING CONTINGENCY:
Buyer's performance of Buyer's obligations under this Purchase Agreement is contingent upon Buyer's securing the financing referred to in paragraph B. below. This contingency is effective until the date closing is completed. *

If Buyer is unable to secure the financing on or before the date referred to above, Buyer may terminate the Purchase Agreement by giving Seller written notice of termination on or before such date. If the Purchase Agreement is terminated by either Buyer or Seller, the earnest money paid by Buyer shall be refunded to Buyer, subject to any other applicable provisions of the purchase Agreement. In such event, Buyer and Seller shall sign a cancellation of the Purchase Agreement. If Buyer does not provide Seller with notice of termination as required by this paragraph, the contingency contained in this paragraph shall be deemed waived, and, subject to Seller's right to terminate as provided above, the Purchase Agreement shall be binding upon and be performed by the parties according to its terms.

B.   MORTGAGE  TERMS:
Buyer will apply for and attempt to secure, at Buyer's expense, a Mortgage in at least 90% of the amount stated in the Purchase Agreement, amortized monthly over a period of not more than thirty
(30) years with a fixed interest rate acceptable to the Buyer, and with other terms not less favorable to Buyer than those set forth in this Addendum.

C.   MORTGAGE APPLICATION:
The Mortgage application is to be made with ten (10) business days after the acceptance of the Purchase Agreement. Buyer shall use best efforts to secure the Mortgage and shall execute all documents required to consummate the Mortgage.

D.   LENDER COMMITMENT WORK ORDERS:
Nothing in the Purchase Agreement shall be construed as a warranty that Seller will make any repairs required by the lender.

SELLER:

AEI Real Estate Fund 86-A Limited Partnership



By See Exhibit B attached
   Its

Dated:



BUYER: /s/ Thomas Graffunder
           Thomas Graffunder


     If this transaction shall fail to close on or before November 15, 2002, this Agreement shall be null and void at the option of either party.





                               Exhibit B


SELLER:

AEI Real Estate Fund 86-A Limited Partnership, a Delaware limited partnership.

By:  AEI Fund Management 86-A Inc., its corporate general partner

By:  /s/ Mark E Larson
         Mark E Larson, Chief Financial Officer

Date:  September 10, 2002